UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM 8-A
For registration of certain classes of securities
pursuant to section 12(b) or 12(g) of the
Securities Exchange Act of 1934
CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	22-2389839 (I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325, San Diego, CA (Address of principal executive offices)	92121 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Share Purchase Rights	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to Be Registered.
This Amendment No. 1 is being filed in connection with the amendment (the “Amendment”) to the Rights Agreement (the “Rights Agreement”) dated as of December 14, 2010, between the Registrant and American Stock Transfer & Trust Company, LLC, as rights agent. A description of the Amendment and the related Preferred Share Purchase Rights registered hereunder is contained in Item 1.01 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2010, and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit
No.	Description
1.	Rights Agreement dated as of September 27, 2010, by and between Cypress Bioscience, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.(1)

2.	Amendment No.1 to Rights Agreement, dated as of December 14, 2010, by and between Cypress Bioscience, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.(2)

3.	Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Cypress Bioscience, Inc.(1)

4.	Form of Right Certificate (attached as Exhibit A to the Rights Agreement).(1)

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-12943), dated September 28, 2010.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-34888), dated December 16, 2010.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CYPRESS BIOSCIENCE, INC.
By:	/s/ Jay D. Kranzler
	Name:	Jay D. Kranzler, M.D., Ph.D.
	Title:	Chairman and Chief Executive Officer
Date: December 21, 2010

EXHIBIT INDEX

Exhibit
No.	Description
1.	Rights Agreement dated as of September 27, 2010, by and between Cypress Bioscience, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.(1)

2.	Amendment No.1 to Rights Agreement, dated as of December 14, 2010, by and between Cypress Bioscience, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.(2)

3.	Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Cypress Bioscience, Inc.(1)

4.	Form of Right Certificate (attached as Exhibit A to the Rights Agreement).(1)

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-12943), dated September 28, 2010.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-34888), dated December 16, 2010.